                                                                 Exhibit 11.1
                        EQUITY CORPORATION INTERNATIONAL
                   COMPUTATION OF EARNINGS PER COMMON SHARE

                                                 Three months ended March 31,
                                                       1996        1995
- - ------------------------------------------------------------------------------
Computation of earnings per
  common and equivalent share:
Net income attributable to common stock............... $2,237,126  $1,639,629
                                                       ==========  ==========
Weighted average number of
  common shares outstanding...........................  9,899,507   9,792,575
Additional shares assuming
  conversion of stock options.........................    148,598      27,428
Effect of restricted stock issued.....................      8,500          --
                                                       ----------  ----------

Weighted average shares for primary earnings
  per share........................................... 10,056,605   9,820,003

Incremental shares issuable using
  quarter-end market price:
    Conversion of stock options.......................     33,332      29,723
    Effect of restricted stock issued.................      3,269          --
                                                       ----------  ----------
                                                           36,601      29,723

Weighted average shares for fully diluted
  earnings per share.................................. 10,093,206   9,849,726
                                                       ==========  ==========

Primary earnings per common and
  equivalent share.................................... $     0.22  $     0.17
                                                       ==========  ==========

Fully diluted earnings per common and
  equivalent share.................................... $     0.22  $     0.17
                                                       ==========  ==========
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